TCG | BDC

CARLYLE GLOBAL CREDIT

Quarterly Earnings Presentation

Quarter Ended March 31, 2018

THE CARLYLE GROUP

GLOBAL ALTERNATIVE ASSET MANAGEMENT

Disclaimer and Forward-Looking Statement

This presentation (the "Presentation") has been prepared by TCG BDC, Inc. (together with its consolidated subsidiaries, "we," "us," "our," "TCG BDC" or the "Company") (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on May 4, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company.

This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks.

This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "plans," "continue," "believes," "seeks," "estimates," "would," "could," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission (the "SEC"), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information.

The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation.

TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C. (the "Investment Adviser"), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. (together with its affiliates, "Carlyle").

This Presentation contains information about the Company and certain of its affiliates and includes the Company's historical performance. You should not view information related to the past performance of the Company as indicative of the Company's future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historic rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity.

Summary of Quarterly Results

Quarter Ended March 31, 2018

- New investment fundings[1] for the quarter ended March 31, 2018 were $121 million and sales and repayments totaled $172 million
- The investment portfolio of our joint venture, Middle Market Credit Fund, LLC ("Credit Fund"), increased to $1.1 billion at fair value as of March 31, 2018, as compared to $1.0 billion at fair value as of December 31, 2017. For the quarter ended March 31, 2018, Credit Fund's new investment fundings[1] were $147 million and sales and repayments totaled $44 million, resulting in a net portfolio increase of $103 million
- Credit Fund produced a 19.4% annualized yield[2] to the Company for the quarter ended March 31, 2018
- Net investment income for the quarter ended March 31, 2018 was $0.40 per share, as compared to $0.43 per share for the quarter ended December 31, 2017[3]
- The Company paid a first quarter regular dividend of $0.37 per share, representing an annualized dividend yield of 8.3%[4]
- Net asset value per share was $18.09 as of March 31, 2018, down from $18.12 per share as of December 31, 2017

(1) At par/principal and excluding net change in unfunded commitments. Origination activity and resulting capital deployment is dependent on the Investment Adviser's ability to identify investment opportunities. There can be no guarantee that appropriate opportunities will be identified and if they are, that the Investment Adviser will be selected to originate any or all such opportunities. (2) The annualized Credit Fund yield is calculated by dividing the dividend income by the weighted average of the Company's investment in the subordinated loans of Credit Fund over the quarter and annualizing over 4 periods. (3) Net investment income per share is based on the weighted average shares outstanding during the respective period. (4) The annualized dividend yield is calculated by dividing the declared dividend by the weighted average net asset value for the quarter and annualizing over 4 periods. There can be no assurance that we will continue to earn income or pay dividends at this rate and our income and our dividends may decline.

Portfolio Highlights – New Originations – TCG BDC and Credit Fund

Combined Fair Value of Investments of TCG BDC and Credit Fund[2] at March 31, 2018 of $2,802 million[1]

(Dollar amounts in thousands and based on par/principal)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
TCG BDC Originations and Net Investment Activity					
Investment Fundings	154,441	614,154	316,595	281,725	120,946
Unfunded Commitments, Net Change	11,291	36,575	24,190	(13,449)	4,760
Sales and Repayments	(194,003)	(281,258)	(68,370)	(289,125)	(172,003)
Net Investment Activity	(28,271)	369,471	272,415	(20,849)	(46,297)
TCG BDC Total Investment Portfolio at Fair Value[3]					
First Lien Debt	65.85%	63.49%	64.15%	65.75%	64.92%
First Lien, Last-out Unitranche Debt	12.10%	10.38%	11.74%	12.08%	12.21%
Second Lien Debt	11.61%	14.58%	13.69%	12.51%	11.38%
Structured Finance Obligations	0.20%	0.15%	0.13%	—	—
Equity Investments	0.61%	0.62%	0.69%	0.89%	0.98%
Investment Fund / Credit Fund	9.63%	10.78%	9.60%	8.77%	10.51%
Credit Fund[2] Originations and Net Investment Activity					
Investment Fundings	151,204	279,527	99,092	249,896	147,193
Unfunded Commitments, Net Change	1,651	15,634	17,695	7,114	19,138
Sales and Repayments	(30,094)	(36,998)	(73,960)	(84,373)	(43,975)
Net Investment Activity	122,761	258,163	42,827	172,640	122,356

Please refer to the Company's Form 10-Q for the quarter ended on March 31, 2018 ("Form 10-Q") for more information. No assurance is given that the Company will continue to achieve comparable results. (1) Combined fair value of investments of TCG BDC and Credit Fund is the sum of the fair value of investments of TCG BDC and Credit Fund excluding investments by TCG BDC in Credit Fund. As of March 31, 2018, the fair value of TCG BDC's investment in Credit Fund was $201.1 million. (2) Credit Fund is an unconsolidated Delaware limited liability company. The Company and Credit Partners USA LLC each has 50% economic ownership of Credit Fund and has commitments to fund, from time to time, capital of up to $400 million each. Funding of such commitments generally requires the approval of the board of Credit Fund, including the board members appointed by the Company. (3) At quarter end.

Investment Portfolio Overview – TCG BDC

Total Fair Value of Investments of TCG BDC at March 31, 2018 of $1,913 million



Fair Value of Investments[1]
($, millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,201
$1,383
$1,423
$1,393
$1,719
$1,964
$1,968
$1,913
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1 '18
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund

Note: At quarter end. (1) Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies) and Note 3 (Fair Value Measurements) to the consolidated financial statements in Part I, Item 1 of the Company's Form 10-Q for details on fair value measurements.

Investment Portfolio Overview – TCG BDC and Credit Fund

Combined Fair Value of Investments of TCG BDC and Credit Fund at March 31, 2018 of $2,802 million[1]



Fair Value of Investments[1]
($, millions)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,331
$1,618
$1,761
$1,817
$2,334
$2,599
$2,780
$2,802
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4'17
Q1'18
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund
MMCF

Note: At quarter end. Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies), Note 3 (Fair Value Measurements), and Note 5 (Middle Market Credit Fund, LLC) to the consolidated financial statements in Part 1, Item 1 of the Company's Form 10-Q for details on fair value measurements.

(1) Combined fair value of investments of TCG BDC and Credit Fund is the sum of the fair value of investments of TCG BDC and Credit Fund excluding investments by TCG BDC in Credit Fund. As of March 31, 2018, the fair value of TCG BDC's investment in Credit Fund was $201.1 million.

Portfolio Summary – TCG BDC and Credit Fund

As of March 31, 2018

Portfolio Characteristics

	TCG BDC	Credit Fund
Total Investments and Commitments ($mm)	$2,036	$1,182
Unfunded Commitments ($mm)	$123	$92
Investments at Fair Value ($mm)	$1,913	$1,090
Yield at Cost of Investments[1] (%)	9.24%	7.09%
Yield at Fair Value of Investments[1] (%)	9.31%	7.06%
Number of Investments	104	62
Number of Portfolio Companies	87	56
Floating / Fixed (%)	99% / 1%	100% / 0%

Diversification by Borrower



TCG BDC
79 Investments
41%
11%
25%
23%
Credit Fund
32%
29%
37 Investments
39%
Top 10 Investments
Next 11 – 25 Investments
Remaining Investments
Credit Fund

Asset Mix



TCG BDC
12.2%
11.4%
0.9%
10.5%
64.9%
Credit Fund
2.9%
0.6%
96.6%
First Lien Debt
Second Lien Debt
Equity
Investment Fund (Credit Fund)
First Lien, Last Out

Industry



TCG BDC
30%
3%
3%
4%
4%
7%
8%
9%
10%
11%
11%
Credit Fund
4%
4%
4%
5%
5%
6%
8%
11%
13%
15%
25%
Healthcare & Pharma
Business Services
Telecom
Packaging
Auto
Media
High Tech
Consumer Services
Aerospace & Defense
Investment Fund (Credit Fund)
Environmental
Financial Services
Transportation: Cargo
Software
Capital Equipment
Other

(1) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yields for TCG BDC do not include TCG BDC's investment in Credit Fund.

Credit Quality of Investments – TCG BDC

- Fundamental credit quality at March 31, 2018 remains strong with 1 borrower on non-accrual status, representing less than 2% of total debt investments at fair value and amortized cost
- Approximately 98% of investments in our debt investment portfolio continue to have an Internal Risk Rating of 1 through 4 as of March 31, 2018

Portfolio Risk Ratings

(Dollar amounts in millions)	March 31, 2018		December 31, 2017		September 30, 2017	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	66.3	3.91%	73.7	4.15%	75.1	4.27%
2	1,324.3	78.20%	1,399.6	78.74%	1,376.0	78.20%
3	142.1	8.39%	170.2	9.57%	187.7	10.67%
4	134.6	7.95%	103.3	5.81%	84.1	4.78%
5	26.3	1.55%	30.7	1.73%	36.6	2.08%
6	-	0.00%	-	0.00%	-	0.00%
Total	1,693.6	100.00%	1,777.5	100.00%	1,759.5	100.00%

Rating	Definition
1	**Performing – Low Risk:** Borrower is operating more than 10% ahead of the Base Case
2	**Performing – Stable Risk:** Borrower is operating within 10% of the Base Case (above or below). This is the initial rating assigned to all new borrowers
3	**Performing – Management Notice:** Borrower is operating more than 10% below the Base Case. A financial covenant default may have occurred, but there is a low risk of payment default
4	**Watch List:** Borrower is operating more than 20% below the Base Case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default
5	**Watch List – Possible Loss:** Borrower is operating more than 30% below the Base Case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible
6	**Watch List – Probable Loss:** Borrower is operating more than 40% below the Base Case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower's situation are sufficiently negative that impairment of some or all principal is probable

Financial Performance Summary – TCG BDC

(Dollar amounts in thousands, except per share data)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Net Investment Income Per Share	0.46	0.47	0.41	0.43	0.40
Net Realized & Unrealized Appreciation (Depreciation) Per Share	(0.07)	(0.13)	0.00	0.01	(0.06)
Net Income Per Share	0.39	0.34	0.41	0.44	0.34
Dividends Paid Per Share	0.41	0.37	0.37	0.49	0.37
Net Asset Value Per Share	18.30	18.14	18.18	18.12	18.09
Weighted Average Shares Outstanding for the Period (in thousands)	41,707	45,978	61,840	62,143	62,504
Shares Outstanding at End of Period (in thousands)	41,708	61,406	61,860	62,208	62,569
Total Fair Value of Investments	1,392,545	1,719,473	1,964,117	1,967,531	1,913,459
Number of Portfolio Companies	82	86	92	90	87
Average Size of Investment in Portfolio Company (Notional)[1]	18,275	20,459	22,774	22,237	22,416
Weighted Average all-in Yield on Investments at Amortized Cost[2]	8.33%	8.63%	8.61%	8.86%	9.24%
Weighted Average all-in Yield on Investments at Fair Value[2]	8.35%	8.68%	8.66%	8.90%	9.31%
Net Assets	763,318	1,113,743	1,124,353	1,127,304	1,131,857
Debt	661,508	602,547	849,770	833,946	798,968
Debt To Equity at Quarter End	0.87x	0.54x	0.76x	0.74x	0.71x

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.
(1) For equity investments with no stated par amount, includes total funded amount. Includes unfunded commitments.
(2) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of each respective period end. Actual yields earned over the life of each investment could differ materially from the yields presented above.

Quarterly Statements of Financial Condition – TCG BDC

(Dollar amounts in thousands, except per share data)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Assets					
Investments at Fair Value (Non-Controlled/Non-Affiliated)	1,249,566	1,520,997	1,760,611	1,779,584	1,695,287
Investments at Fair Value (Non-Controlled/Affiliated)	8,858	13,165	14,959	15,431	17,106
Investments at Fair Value (Controlled/Affiliated)	134,121	185,311	188,547	172,516	201,066
Total Investments at Fair Value	1,392,545	1,719,473	1,964,117	1,967,531	1,913,459
Cash & Cash Equivalents	44,874	28,159	35,149	32,039	45,610
Receivable From Investment Sold	11,874	—	—	7,022	14,925
Deferred Financing Costs	3,221	3,629	3,734	3,626	3,441
Interest Receivable Non-Controlled/Non-Affiliated/Affiliated Investments	3,272	4,358	4,892	5,108	6,355
Interest & Dividend Receivable From Controlled/Affiliated Investments	3,048	3,996	5,528	5,981	6,630
Prepaid Expenses & Other Assets	159	146	55	76	235
Total Assets	**1,458,993**	**1,759,761**	**2,013,475**	**2,021,383**	**1,990,655**
Liabilities					
Payable for Investment Purchased	—	4,996	—	9,469	16,919
Secured Borrowings	390,608	331,597	578,769	562,893	527,865
2015-1 Notes Payable, Net of Unamortized Debt Issuance Costs	270,900	270,950	271,001	271,053	271,103
Due to Investment Adviser	86	118	102	69	104
Interest & Credit Facility Fees Payable	3,703	3,830	4,792	5,353	5,513
Dividend Payable	17,100	22,720	22,888	30,481	23,150
Base Management & Incentive Fees Payable	11,764	9,132	9,986	13,098	12,552
Administrative Service Fees Payable	115	120	100	95	125
Offering Costs Payable	--	1,128	36	—	—
Other Accrued Expenses & Liabilities	1,399	1,427	1,448	1,568	1,467
Total Liabilities	695,675	646,018	889,122	894,079	858,798
Net Assets	763,318	1,113,743	1,124,353	1,127,304	1,131,857
Total Liabilities & Net Assets	1,458,993	1,759,761	2,013,475	2,021,383	1,990,655
Net Asset Value Per Share	**$18.30**	**$18.14**	**$18.18**	**$18.12**	**$18.09**

Please refer to the Company's Form 10-Q for more information.

Quarterly Operating Results – TCG BDC

(Dollar amounts in thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Interest Income	28,354	30,526	34,740	40,345	39,494
Payment-In-Kind Interest Income	—	—	778	279	213
Income From Credit Fund	3,209	4,172	5,812	6,260	6,881
Other Income	2,536	4,046	1,318	2,626	895
Total Investment Income	34,099	38,744	42,648	49,510	47,483
Management Fees (Net Of Waiver, if applicable)[1]	3,417	3,771	4,666	7,473	7,222
Incentive Fees[2]	4,777	5,361	5,321	5,625	5,330
Interest Expense & Credit Facility Fees	5,537	6,267	6,443	8,246	8,340
Other Expenses	1,093	1,897	1,138	1,555	1,451
Excise Tax Expense	169	—	—	95	10
Net Expenses	14,992	17,297	17,568	22,994	22,353
Net Investment Income	**19,107**	**21,448**	**25,080**	**26,516**	**25,130**
Net Realized and Change in Unrealized Gains & Losses	(2,934)	(5,947)	463	467	(4,041)
Net Income	**16,173**	**15,501**	**25,543**	**26,983**	**21,089**

(1) Effective October 1, 2017, the pre-IPO management fee waiver of 0.50% terminated. As a result, beginning October 1, 2017, the base management fee is calculated at an annual rate of 1.50% of the Company's gross assets, excluding cash and cash equivalents. (2) Effective October 1, 2017, the Investment Adviser agreed to charge 17.5% instead of 20% with respect to the entire calculation of the incentive fee.

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part 1, Item 1 of the Company's Form 10-Q for additional details.

Net Asset Value Per Share Bridge – TCG BDC

Quarter Ended March 31, 2018 ($)



18.12
0.40
(0.37)
(0.06)
18.09
December 31, 2017 NAV
Net Investment Income
Total Dividend Declared
Net Change in Realized and Unrealized Appreciation (Depreciation)
March 31, 2018 NAV

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.

Senior Secured Credit Facilities & Unfunded Commitments

Terms & Conditions

Credit Facility[1]	
Size	$413.0 million committed
Tenor	5 years (4 year revolving); maturity date 3/21/2022
Pricing	LIBOR + 225 bps / 37.5 bps unused fee
SPV Credit Facility[1]	
Size	$400.0 million committed
Tenor	5 years (3 years revolving); maturity date 5/23/2022
Pricing	LIBOR + 200-250 bps / 50-75 bps unused fee
Carlyle GMS Finance MM CLO 2015-1 LLC Notes	
Size	$273.0 million
Maturity Date	7/15/2027
Weighted Average Interest Rate	378bps[2]
Credit Fund Sub Facility[1,3]	
Size	$640.0 million committed
Tenor	6 years (3 years revolving); maturity date 5/22/2023
Pricing	LIBOR + 250 bps / 50-75 bps unused fee
MMCF CLO 2017-1 LLC Notes[4]	
Size	$352.0 million
Maturity Date	1/15/2028
Weighted Average Interest Rate	358bps[2]

Debt on Company's Balance Sheet as of March 31, 2018



$1,200
$1,000
$800
$600
$400
$200
$0
$801
$1,086
Leverage Utilized
Leverage Available

Unfunded Commitments

(Dollar amounts in thousands)	Par Value as of March 31, 2018	Par Value as of December 31, 2017
Unfunded Delayed Draw Commitments	$ 86,813	$ 78,991
Unfunded Revolving Term Loan Commitments	36,321	39,383
Total Unfunded Commitments	**123,134**	**118,374**

(1) Size represents maximum principal amount of the Facility and is subject to availability under the Facility, which is based on certain advance rates multiplied by the value of the Company's portfolio investments (subject to certain concentration limitations) net of certain other indebtedness that the Company may incur in accordance with the terms of the Facility. Middle Market Credit Fund SPV, LLC (the "Credit Fund Sub"), a Delaware limited liability company, was formed on April 5, 2016. Credit Fund Sub is a wholly-owned subsidiary of Credit Fund and is consolidated in Credit Fund's consolidated financial statements commencing from the date of its formation. (2) Weighted average interest rate, including amortization of debt issuance costs on the 2015-1 Notes and 2017-1 Notes, respectively, for the quarter ended March 31, 2018. (3) Credit Fund closed on June 24, 2016 on a revolving credit facility, the Credit Fund Facility, from which Credit Fund may from time to time request mezzanine loans from the Company. The maximum principal amount of the Credit Fund Facility is $175mm. (4) MMCF CLO 2017-1 LLC is a wholly-owned and consolidated subsidiary of Credit Fund.

Liquidity and Investment Capacity – TCG BDC

- **Cash and Cash Equivalents**
  - Cash and cash equivalents totaled $45.6 million as of March 31, 2018
- **Credit Facilities - Availability**
  - Credit Facility – As of March 31, 2018, subject to leverage and borrowing base restrictions, we had approximately $175.5 million of remaining unfunded commitments and approximately $175.5 million of availability on this $413.0 million revolving credit facility
  - SPV Credit Facility – as of March 31, 2018, subject to leverage and borrowing base restrictions, we had approximately $109.6 million of remaining unfunded commitments and approximately $2.8 million of availability on this $400.0 million revolving credit facility

Common Stock and Dividend Information – TCG BDC

Common Stock Data (NASDAQ: CGBD)

Quarter Ended	High	Low	End of Period
March 31, 2018	$18.62	$17.03	$17.90
December 31, 2017	$20.04	$17.04	$20.04
September 30, 2017	$18.89	$18.00	$18.82
June 30, 2017 (beginning June 14, 2017)	$18.49	$18.01	$18.01

- On May 2, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on July 17, 2018 to stockholders of record as of June 29, 2018

Historical Dividend Data



4.76%
5.52%
9.23%
8.17%
8.58%
9.03%
8.91%
13.00%
9.26%
9.23%
9.37%
10.64%
9.07%
8.22%
7.86%
9.78%
8.38%
$0.18
$0.07
$0.12
$0.19
$0.27
$0.44
$0.35
$0.37
$0.37
$0.42
$0.40
$0.40
$0.40
$0.40
$0.41
$0.41
$0.37
$0.37
$0.37
$0.37
Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18
Dividend
Special Dividend
Annualized Dividend Yield (1)

Note: Historical dividend data for dividends declared prior to the period shown are available on the Company's website at tcgbdc.com No dividend was declared in 2013. There can be no assurance that the Company will continue to achieve comparable results.
(1) For dividends declared prior to the IPO (June 14, 2017), annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and annualizing over 4 periods. For dividends declared after the IPO, annualized dividend yield is calculated by dividing the declared dividend by the closing market price for the quarter and annualizing over 4 periods.